UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2019
______________________

IHS MARKIT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36495	98-1166311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, Ropemaker Place
25 Ropemaker Street
London, England
EC2Y 9LY
(Address of principal executive offices and zip code)

+44 20 7260 2000
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2019, IHS Markit Ltd. (“IHS Markit”), through its subsidiary, Markit Group Limited, entered into an amended and restated employment agreement (the “Employment Agreement”) with Mr. Lance Uggla, the Chairman and Chief Executive Officer of IHS Markit (the “Executive”), which amended his previous employment agreement with legacy Markit Ltd. entered into prior to the merger between IHS Inc. and Markit Ltd. The Employment Agreement had an effective date of April 12, 2019.

The Employment Agreement memorializes the Executive’s current compensation arrangements, including his base salary and target annual cash incentive opportunity. Further, the Employment Agreement, among other things, provides that:

•
Upon the Executive’s termination of employment due to death or disability, he will be entitled to receive, among other things, (i) any (a) unvested time-based equity awards will fully vest within sixty days of his termination date and (b) unvested performance-based equity awards will continue to vest, according to the vesting schedule in effect as of his termination date, based on IHS Markit’s actual performance, and (ii) continued health coverage for 24 months for the Executive or the Executive’s family in the event of his death.

•
Upon the Executive’s termination of employment without cause or for good reason (as such terms are defined in the Employment Agreement), he will be entitled to receive, among other things, (i) a severance amount equal to one times the sum of the Executive’s base salary and target annual cash incentive opportunity, plus a prorated bonus payment for the fiscal year of termination based on IHS Markit’s actual level of performance, (ii) continued health coverage for 24 months and (iii) continued vesting, according to the vesting schedule in effect as of his termination date, of any (A) unvested time-based equity awards, prorated based on service during the vesting period and (B) unvested performance-based equity awards, prorated based on service during the performance period and vesting based on actual performance.

•
Upon the Executive’s termination of employment without cause or for good reason that occurs within 18 months of a change in control, he will be entitled to receive, among other things, (i) a severance amount equal to two times the sum of the Executive’s base salary and target annual cash incentive opportunity, plus a prorated bonus payment for the fiscal year of termination based on target level of performance, (ii) continued health coverage for 24 months and (iii) any unvested equity awards will fully vest within sixty days of his termination date, with performance-based equity awards vesting based on target level of performance.

•	Upon the Executive’s retirement, he will be eligible to receive benefits provided in any retirement policy then in place for similarly-situated executives of IHS Markit.

•	In the event that the Executive terminates his employment, he must provide 6 months’ written notice, which IHS Markit may waive in whole or in part.

•	The Executive will be subject to post-termination non-competition and non-solicitation covenants for a period of at least 12 months and perpetual non-disparagement and confidentiality covenants.

The foregoing description of the Employment Agreement with the Executive does not purport to be complete and is qualified in its entirety by reference to the complete agreement, a copy of which will be filed as an exhibit to our next periodic filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: April 16, 2019	By:	/s/ Sari Granat
	Name:	Sari Granat
	Title:	Executive Vice President, Chief Administrative Officer and General Counsel